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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                               (Amendment No. 1)


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report: January 8, 1999
               Date of Earliest Event Reported: December 29, 1998



                            TELE-COMMUNICATIONS, INC.
             -------------------------------------------------------
             (Exact name of Registrant as specified in its charters)


                                State of Delaware
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                 (State or other jurisdiction of incorporation)


       0-20421                                         84-1260157
------------------------                  ------------------------------------
(Commission File Number)                  (I.R.S. Employer Identification No.)


        5619 DTC Parkway
       Englewood, Colorado                              80111
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(Address of principal executive offices)              (Zip Code)


       Registrant's telephone number, including area code: (303) 267-5500


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Item 5.  Other Events

(a)      AT&T Merger Update

         On January 8, 1999, Tele-Communications, Inc. ("TCI") and AT&T Corp. ("AT&T") announced the filing of their joint proxy/prospectus in connection with TCI's proposed merger with AT&T. A copy of the press release of TCI with respect to the proxy is included as Exhibit 99.1. The press release also includes certain 1999 financial and statistical estimates for TCI's Cable Operations.

(b)      Litigation Update

         Liberty Shareholder Litigation re: TCI Venture consolidation into
         Liberty: Michael Chetkof v. John C. Malone; John W. Gallivan; Paul A. Gould; Leo J. Hindery, Jr.; Robert A. Naify; Donne F. Fisher; Kim Magness; J.C. Sparkman: Jerome H. Kern: Tele-Communications, Inc.; and AT&T Corp, C.A. No. 16868 NC. On December 29, 1998, this putative class action complaint was filed by stockholders of Tele-Communications, Inc. Series A Liberty Media Group Common Stock ("LBTYA") in the Delaware Court of Chancery. This complaint was filed in response to the public announcement by the Company that, in conjunction with the proposed merger between AT&T and TCI, TCI intends to consolidate TCI Ventures Group ("TCI Ventures") with Liberty Media Group, whereby each share of TCI Ventures Group Series A common stock ("TCIVA") would be exchanged for 0.52 shares of Liberty Group Series A common stock ("LBTYA") resulting in the formation of a new entity ("New Liberty"). Thereafter, upon completion of the AT&T-TCI merger, all holders of LBTYA stock would receive AT&T tracking stock.

         The gravamen of the complaint is that the TCI directors breached their fiduciary duties by failing to ensure that the LBTYA stockholders' interests would be properly represented in the series of transactions leading up to and including the AT&T merger. Specifically, plaintiffs contend that the $5.5 billion that New Liberty will receive from TCI from the sale to TCI of certain TCI Ventures' assets (including TCI Ventures' ownership interest in At Home Corporation, National Digital Television Center and Western Tele-Communications, Inc., and approximately 46.95 million shares of AT&T shares held by TCI Ventures) is inadequate. Additionally, plaintiffs contend that, unlike the holders of TCI Group Series A and Series B common stock, LBTYA stockholders will not receive a premium in the exchange of their LBTYA stock for New Liberty tracking stock. Plaintiffs seek to enjoin the proposed AT&T-TCI merger, or rescind the AT&T-TCI merger in the event that it is consummated, and request unspecified compensatory damages fees and costs. Discovery has not commenced in this action. Based upon the facts available, management believes that, although no assurance can be given as to the outcome of this action, the ultimate disposition should not have a material adverse effect upon the financial condition of the Company.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

 (c)     Exhibits

         Exhibit Number              Description
            (99.1)                   TCI press release dated January 8, 1999.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:    January 8, 1999



                                        TELE-COMMUNICATIONS, INC.
                                        (Registrant)



                                        By: /s/ Stephen M. Brett
                                           ----------------------------------
                                            Stephen M. Brett
                                               Executive Vice President




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                                 EXHIBIT INDEX


EXHIBIT
NUMBER                       DESCRIPTION
-------                      -----------
(99.1)        TCI press release dated January 8, 1999.